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                                                                    EXHIBIT 21.1

Subsidiaries of Advanstar, Inc.

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Name of Subsidiary         Jurisdiction of Incorporation or Organization
------------------         ---------------------------------------------
Advanstar Communications
 Inc.                      New York
Applied Business
 teleCommunications, Inc.  California
Men's Apparel Guild in
 California, Inc.          California
Expocon Management
 Associates, Inc.          Connecticut
Art Expositions
 International, Inc.       Delaware
Home Entertainment Events
 Partnership               Delaware
Advanstar Wideband
 Partnership               New York
Advanstar Editora E
 Communicacoes Ltda.       Brazil
Advanstar Expositions
 Canada Limited            Canada
SeCA                       France, a French societe anonyme
Advanstar Communications
 Asia Pacific Partnership  Hong Kong
Telecom Asia Limited       Hong Kong
Advanstar Communications
 (UK) Limited              United Kingdom, under the laws of England and Wales
Telebusiness Exhibitions
 Limited (aka Starform)    United Kingdom, under the laws of England and Wales
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